Exhibit 99.1

NEWS RELEASE

Barnes Group Inc. to Acquire Gimatic S.r.l.

9/20/2018

•	Gimatic S.r.l. is a Leading Global Developer of Advanced End-of-Arm Tooling Systems for Industrial Automation and Robotics
•	Acquisition Expands Barnes Group's Intellectual Property-Based Industrial Technologies Portfolio

BRISTOL, Conn. -- Barnes Group Inc. (NYSE: B), a global provider of highly engineered products and differentiated industrial technologies, today announced that it has entered into a definitive agreement to acquire privately held Gimatic S.r.l. ("Gimatic"), a leading supplier of mission-critical solutions for industrial automation and robotic applications from Gimatic's founder and investment funds affiliated with AGIC Capital and Xenon Capital Partners.

Gimatic designs and develops robotic grippers, advanced end-of-arm tooling systems, sensors and other automation components. Gimatic specializes in delivering intelligent robotic handling solutions for industrial automation applications in end markets such as automotive, packaging, healthcare, and food and beverage. Headquartered in Brescia, Italy, the company has a sales network extending across Europe, North America and Asia.

Advancements in robotic technology are rapidly increasing the ability to accomplish more complex tasks at higher speeds and with improved control and repeatability. With rising labor costs and greater affordability of robotics, Gimatic's customized mission-critical systems directly benefit from a large and growing global installed base of over two million industrial robots.

"We are extremely excited to add Gimatic and its founder, Mr. Giuseppe Bellandi, to Barnes Group, as this acquisition will provide us a gateway into the industrial automation market – a highly attractive market that is well-aligned with our strategic growth plans. With accelerating adoption of automation and robotic technologies in the global industrial sector, market demand for Gimatic's advanced solutions is anticipated to increase significantly in the future," said Patrick Dempsey, President and CEO of Barnes Group Inc.
Barnes Group has agreed to purchase Gimatic for €370 million in cash subject to certain closing and post-closing adjustments, and is expected to finance the transaction with cash on hand and additional borrowings under its existing credit agreement. The transaction is anticipated to close in the fourth quarter of 2018.  Gimatic will operate as a new strategic business unit within Barnes Group's Industrial Segment.

Barnes Group will provide additional details about the Gimatic business on its third quarter 2018 earnings call scheduled for October 26, 2018 at 8:30 a.m.

About Barnes Group

Barnes Group Inc. (NYSE: B) is a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, serving a wide range of end markets and customers. Its specialized products and services are used in far-reaching applications including aerospace, transportation, manufacturing, healthcare, and packaging. Barnes Group's skilled and dedicated employees around the globe are committed to the highest performance standards and achieving consistent, sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our ability to successfully close and integrate recently announced and future acquisitions, including the acquisition of Gimatic described herein; risks associated with international sales and operations, including with respect to the forecasted growth of Gimatic's businesses; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.'s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860-583-7070